EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements Form S-8 (No. 333-08847) pertaining to the Lark Sequencing Technologies, Inc. 1990 Stock Option Plan and Form S-8 (No. 333-35675) pertaining to the Lark Technologies, Inc. 1997 Nonqualified Stock Option Plan for Non-Employee Directors of our report dated March 1, 1999, with respect to the financial statements of Lark Technologies, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1998.


                                          ERNST & YOUNG LLP


Houston, Texas
March 30, 1999